EXHIBIT 1

JOINT FILING AGREEMENT

This joint filing agreement (this “Agreement”) is made and entered into as of February 5, 2020, by and among 6 Dimensions Capital, L.P., 6 Dimensions Affiliates Fund, L.P., 6 Dimensions Capital GP, LLC and Dr. Lianyong Chen.

The parties to this Agreement agree to prepare jointly and file timely (and otherwise to deliver as appropriate) such statement on Schedule 13G with respect to the securities beneficially owned by each of them of Viela Bio, Inc., and any and all amendments thereto, and any other document relating thereto required to be filed by them pursuant to the Securities Exchange Act of 1934, as amended.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

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Signature Page

IN WITNESS WHEREOF, the undersigned have execute this Joint Filing Agreement as of February 5, 2020.

6 Dimensions Capital, L.P.

By:	/s/ Lianyong Chen
Name: Lianyong Chen
Title: Managing Director

6 Dimensions Affiliates Fund, L.P.

By:	/s/ Lianyong Chen
Name: Lianyong Chen
Title: Managing Director

6 Dimensions Capital GP, LLC

By:	/s/ Lianyong Chen
Name: Lianyong Chen
Title: Managing Director

Lianyong Chen

By:	/s/ Lianyong Chen